                                                                     Exhibit 3.1

                               STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

     First: That at a meeting of the Board of Directors of Maverick Tube Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and recommending that the amendment be proposed to the stockholders for approval at the Annual Meeting. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Board hereby approves, adopts and declares advisable a proposal to amend Article Fourth of the Certificate of Incorporation (the "Amendment Proposal") to increase the authorized number of shares of Common Stock from twenty million to forty million, such Article Fourth, as amended, to read in its entirety as follows:

     "FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is 45,000,000 shares of Capital Stock, consisting of 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock")."

     Second: That thereafter, pursuant to resolution of its Board of Directors, the amendment was proposed to the stockholders at a meeting of the stockholder of said corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of share as required by statute were voted in favor of the amendment.

     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and of said corporation's certificate of incorporation and by-laws.

     Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     In Witness Whereof, said Maverick Tube Corporation has caused this certificate to be signed by Pamela G. Boone, an Authorized Officer, this 1st day of September, 1998.

                                                     By:  /s/ Pamela G. Boone
                                                        ------------------------
                                                        Pamela G. Boone

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           MAVERICK TUBE CORPORATION


     The name under which the Corporation was incorporated originally was MAV Holding Company. The original Certificate of Incorporation of MAV Holding Company was filed with the Secretary of State of the State of Delaware on May 26, 1987. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     FIRST: The name of the Corporation is:

                        MAVERICK TUBE CORPORATION

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 25,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

     The designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

     FIFTH: The Corporation is to have a perpetual existence.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     EIGHTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders and stockholders may not act by written consent.

     NINTH: Special meetings of the stockholder of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings. Special meetings of stockholder of the Corporation may not be called by any other person or persons.

     TENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     ELEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation or any of its direct or indirect wholly-owned subsidiaries in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized above. Such expenses (including attorney' fees) incurred by other employees and agents may be so paid upon such terms and condition, if any, as the Board of Directors deems appropriate.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the certificate of incorporation or bylaws or other governing documents of any direct or indirect wholly-owned subsidiary of the Corporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Article.

     TWELFTH: The number of directors shall be fixed from time to time by the bylaws of he Corporation or an amendment thereof duly adopted by the Board of Directors or by the stockholders acting in the manner now or hereafter prescribed by statute.

     Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. No director may be removed during his term except for cause.

     THIRTEENTH: The provisions set forth in this Article THIRTEENTH and in Articles EIGHTH (dealing with action taken by stockholders), NINTH (dealing with the calling of special meetings of stockholders), TENTH (dealing with liability of directors) and ELEVENTH (dealing with indemnification) herein may not be repealed or amended in any respect, and no Article imposing cumulative voting in the election of directors may be added to this Amended and Restated Certificate of Incorporation or to the bylaws of the Corporation or to any amendment hereof or thereof, unless such action is approved by the affirmative vote of not less than 75% of the total voting power of all shares of stock in the Corporation entitled to vote in the election of directors, considered for purposes of this Article THIRTEENTH as one class. The voting requirements contained in this Article THIRTEENTH shall be in addition to the voting requirements imposed by law, other provisions of this Amended and Restated Certificate of Incorporation or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.

     FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholder herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles EIGHTH, NINTH, TENTH, ELEVENTH and THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article THIRTEENTH herein.

     IN WITNESS WHEREOF, Maverick Tube Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by Dan P. Boxdorfer, its Vice President, and attested by Charles Struckhoff, its Secretary, this 18th day of March, 1991.

                                   MAVERICK TUBE CORPORATION

                                   By:     /s/  Dan P. Boxdorfer
                                       ------------------------------------
                                       Dan P. Boxdorfer, Vice President


[Seal]

ATTEST:

By:     /s/  Charles Struckoff
    --------------------------------
    Charles Struckoff, Secretary


                                )
                                )   SS:
                                )

I, Ali Radtke, a Notary Public, do hereby certify that on this 18th day of March, 1991, personally appeared before me Dan P Boxdorfer, who being by me first duly sworn, declared that he is the Vice President of Maverick Tube Corporation, that he signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.


                                   /s/  Ali Radtke
                                   -----------------
                                   Notary Public